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                                                                   EXHIBIT 10.15




                       SERVICE CORPORATION INTERNATIONAL

            AMENDMENT TO 1993 LONG-TERM INCENTIVE STOCK OPTION PLAN


                 AMENDMENT, dated as of February 12, 1997, to the Service

Corporation International 1993 Long-Term Incentive Stock Option Plan (the "1993

Plan").

                 1.       The 1993 Plan is hereby amended effective as of the

date hereof, as follows:

                 Section 5(f) is hereby amended by adding the following at the end thereof:

                 The Committee may amend outstanding Stock Options to make such Stock Options transferable, without payment of consideration, to immediate family members of the grantee or to trusts or partnerships established for the exclusive benefit of one or more members of such person's immediate family (collectively, "Transferees"). A transfer of a Stock Option pursuant to this Section may only be effected by the Company at the written request of a grantee and shall become effective only when recorded in the Company's record of outstanding Stock Options. In the event a Stock Option is transferred as contemplated hereby, such Stock Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. In the event a Stock Option is transferred as contemplated hereby, such Stock Option will continue to be governed by and subject to the terms of this Plan and the relevant grant, and the transferee shall be entitled to the same rights as the grantee hereunder, as if no transfer had taken place. As used herein, "immediate family" shall mean, with respect to any person, such person's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in- law, or sister-in-law, and shall include adoptive relationships.
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                 2.       Subsection j of Section 1 is hereby amended to read
in its entirety as follows:

                 j. "Disinterested Person" means a "Non-Employee Director" as that term is defined in Rule 16b-3 under the Exchange Act, or any successor definition adopted by the Commission, who also qualifies as an "outside director" for purposes of Section 162(m) of the Code and the regulations promulgated thereunder.